AMENDMENT NO. 5 TO THE LOAN AGREEMENT
   BETWEEN THE INTERPUBLIC GROUP OF COMPANIES, INC. AND NBD BANK

    AMENDMENT No. 5, dated as of August 3, 1995 to the Term Loan
Agreement dated March 14, 1991, as amended on December 21, 1992,
April 30, 1993, October 5, 1993 and August 15, 1994 (the
"Agreement") between The Interpublic Group of Companies, Inc.
(the "Company") and NBD Bank (The "Bank").

    Section 1.     AMENDMENTS

         A.   The definition of "Cash Flow" set forth in Section
              1.1 of the Agreement is hereby amended to read in its entirety as follows:

              "Cash Flow" shall mean the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation expenses, amortization costs and changes in deferred taxes, PROVIDED that such sum shall not be adjusted for any increase or decrease in deferred taxes resulting from Quest & Associates, Inc., a Subsidiary of the Borrower, investing in a portfolio of computer equipment leases (it being further understood that such increase or decrease in deferred taxes relating to such investment shall not exceed $25,000,000).

         B. The "Minimum Consolidated Net Worth" requirement in Section 6.8 of the Agreement is hereby amended to read in its entirety as follows:

              Consolidated Net Worth will at no time be less than $550,000,000 plus 25% of the consolidated net income of the Borrower at the end of each fiscal quarter for each fiscal year commencing after the fiscal year ending December 31, 1994.

         C.   The "Negative Pledge" in Section 6.9 of the
              Agreement is hereby amended to add a new subsection (j) as follows:
PAGE

              Any Lien(s) on any asset of Quest & Associates, Inc., a Subsidiary of Borrower, created in connection with the August 1995 investment by Quest & Associates, Inc. in a portfolio of computer equipment leases.

              Additionally, the world "and" shall be deleted from the end of subsection (h) and the word "and" shall be added at the end of subsection (i).

    Section 2.     MISCELLANEOUS.  Except as specifically
                   amended above, the Agreement shall remain in full force and effect.

    Section 3.     GOVERNING LAW.  This Agreement shall be
                   governed by, and construed in accordance with, the law of the State of New York.

    Section 4. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF this Amendment has been executed by the parties hereto and is intended to be and hereby delivered on the date first above written:

                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.

                                  By: ALAN M. FORSTER
                                      ALAN M. FORSTER
                                      Vice President & Treasurer


                                  NBD BANK

                                  By: CAROLYN J. PARKS
                                      CAROLYN J. PARKS
                                      Vice President